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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-58127, No. 33-57257, No. 33-64035, No. 333-103541, No. 333-58121, No. 333-105676, No. 333-103540, and No. 333-71688 on Forms S-8, in Registration Statements No. 33-8857, No. 33-59435, No. 33-68456, No. 333-38355, and No. 333-71632 on Forms S-3, and in Registration Statements No. 33-45570 and No. 33-64293 on Forms S-4 of Telephone and Data Systems Inc. of our report dated March 10, 2005 (relating to the financial statements of Los Angeles SMSA Limited Partnership as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004), appearing in this Annual Report on Form 10-K of Telephone and Data Systems Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
New York, New York
March 10, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM